                                                                      EXHIBIT 21

               SUBSIDIARIES OF ADVANTICA RESTAURANT GROUP, INC.

Name                                                     State of Incorporation
----                                                     ----------------------

Denny's Holdings, Inc.                                          New York
FRD Acquisition Co.                                             Delaware
FRI-J Corporation                                               Delaware
Far West Concepts                                               Delaware
FRI-M Corporation                                               Delaware
FRI-C Corporation                                               Delaware
FRI-DHD Corporation                                             Delaware
Spartan Holdings, Inc.                                          New York
TWS 500 Corporation                                             Delaware
TWS 600 Corporation                                             Delaware
TWS 700 Corporation                                             Delaware
Denny's, Inc.                                                   California
DFO, Inc.                                                       Delaware
Denny's Realty, Inc.                                            Delaware
Advantica Systems, Inc.                                         Delaware
I.M. Special, Inc.                                              Delaware
Coco's Restaurant, Inc.                                         California
Carrows Restaurants, Inc.                                       California
Carrows California Family Restaurants, Inc.                     Delaware
jojo's Restaurants, Inc.                                        California